EXHIBIT 11.1
                           COMMONWEALTH ALUMINUM CORP.

                    CALCULATION OF EARNINGS PER COMMON SHARE
                     (In Millions, Except Per Share Amounts)



                                                 Three Months            Nine Months
                                                Ended Sept. 30,        Ended Sept. 30,
                                                ---------------        ---------------
                                                 1996        1995       1996        1995
                                               --------    --------   --------    --------

Earnings applicable to common shares .......   $   3.3     $   7.6    $   7.8     $  29.2
                                               --------    --------   --------    --------

Common shares outstanding ..................      10.2        10.2       10.2        10.2
                                               --------    --------   --------    --------



Earnings per share before extraordinary item   $   .45     $   .75    $   .90     $  2.87

Earnings per share on extraordinary item ...      (.13)    $   --     $  (.13)    $   --
                                               --------    --------   --------    --------
Earnings per common share ..................   $   .32     $   .75    $   .76     $  2.87
                                               --------    --------   --------    --------
